EXHIBIT 10.1

AMENDMENT NO. 3

        AMENDMENT NO. 3, dated as of July 8, 2011, between JAG Footwear, Accessories and Retail Corporation (as successor in interest to Nine West Footwear Corporation) (the "Principal"), and Bentley HSTE Far East Services Limited (the "Agent"). Certain capitalized terms used herein without other definition shall have the respective meanings given in the Agency Agreement (as defined below).

WITNESSETH:

        WHEREAS, the Principal and the Agent are party to a Buying Agency Agreement, dated as of August 31, 2001, as amended by Amendment No. 1 dated as of June 2, 2009 and Amendment No. 2 dated as of March 28, 2011 (as so amended, the "Original Agreement" and, as further amended by this Amendment No. 3 and as may from time to time be further amended, supplemented or otherwise modified, the "Agency Agreement"); and

        WHEREAS, subject to the terms and conditions set forth in this Amendment No. 3, the Principal and the Agent (collectively, the "Parties") have agreed to amend the Original Agreement to the extent provided herein;

        NOW THEREFORE, the Parties agree as follows:

        SECTION 1. AMENDMENTS

        1.01 Fees. Section 2.1 of the Original Agreement is hereby amended by deleting the first paragraph thereof in its entirety and the following is substituted therefor:

Fees. In consideration of the services performed under this Agreement, Principal agrees to pay Agent a fee equal to (a) ten percent (10%) of the FOB port-of-origin (as defined in Incoterms 2000) price of the merchandise which is ordered and shipped to Principal on or prior to December 31, 2008 and (b) eight and one-half percent (8.5%) of the FOB port-of-origin price of the merchandise which is ordered and shipped to Principal on or after January 1, 2009."

        SECTION 2. MISCELLANEOUS

        2.01 Confirmation and Ratification of Terms, Etc. Except as expressly waived or modified herein, all terms, conditions, covenants and agreements contained in the Original Agreement remain unchanged and are hereby confirmed and ratified in all respects and shall continue in full force and effect.

        2.02 Successors and Assigns. This Amendment No. 3 shall be binding upon and inure to the benefit of both the Principal and the Agent and their respective successors and permitted assigns.

        2.03 References to Original Agreement. The Parties hereby confirm and agree that all references to "this Agreement" contained in the Original Agreement shall be references to the Original Agreement as amended by this Amendment No. 3, as the same may be further amended, modified or supplemented from time to time in the future.

        2.04 Counterparts. This Amendment No. 3 may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original and all of such counterparts taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 3 by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart

        2.05 Headings. Headings have been inserted for convenience of reference only, are not intended to be considered a part of this Amendment No. 3 for the purpose of its interpretation and shall not modify or restrict any of the terms or provisions hereof.

        2.06 Entire Understanding. This Amendment No. 3 and the Original Agreement set forth the entire agreement between the Principal and the Agent with respect to matters relating to the agency created thereby and there are no understandings, representations, warranties or inducements except as set forth herein and in the Original Agreement.

        2.07 Modifications. This Amendment No. 3 may not be amended or cancelled or any of its terms waived except by a written instrument signed by Principal and Agent.

        2.08 Governing Law. This Amendment No. 3 shall be construed and enforced in accordance with, and be governed by, the laws of the State of New York, U.S.A. without giving effect to any conflict of law principles that would cause the application of the laws of any other jurisdiction.

        IN WITNESS WHEREOF, the Parties have caused this Amendment No. 3 to be duly executed and delivered by their respective authorized officers as of the date first written above.

FOR AND ON BEHALF OF BENTLEY HSTE FAR EAST SERVICES LIMITED, as Agent

By: /s/ Howard Gaskell Name: VIS Direct Services Limited Title: Director	By: /s/ Mark Andrews Name: Visman Services Limited Title: Director

JAG FOOTWEAR, ACCESSORIES AND RETAIL CORPORATION (as successor in interest to Nine West Footwear Corporation), as Principal

By: /s/ Thomas M. Murray
Name: Thomas M. Murray
Title: CFO

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